UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 31, 2006
REGENERON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New York	000-19034	133444607

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707

(Address of principal executive offices)	(Zip Code)
(914) 347-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Item 8.01	Other Events

Regeneron and the sanofi-aventis Group have commenced a phase 2, multicenter, open-label, single-arm, two-stage study of the efficacy and safety of the VEGF Trap administered intravenously every two weeks in patients with platinum- and erlotinib-resistant, locally advanced or metastatic non-small lung adenocarcinoma. The primary purpose of the trial is to determine the overall objective response rate of the VEGF Trap (4.0 milligram/kilogram) delivered intravenously every two weeks in platinum-and erlotinib resistant patients with locally advanced or metastatic non-small cell lung adenocarcinoma. Secondary purposes of the trial are to assess the safety of the VEGF Trap and the duration of response, progression-free survival, and overall survival in this patient population.

On January 31, 2006, information about this phase 2 trial was posted on the website www.ClinicalTrials.gov under the identifier NCT00284141.
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

Dated: January 31, 2006	By:	/s/ Stuart Kolinski

Stuart Kolinski Vice President and General Counsel

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